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                         STATE OF SOUTH CAROLINA
                           SECRETARY OF STATE

                          ARTICLES OF AMENDMENT

     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


     1.    The name of the corporation is SOUTH CAROLINA ELECTRIC & GAS
           COMPANY.

     2.    On                    , the corporation adopted the following
           Amendment(s) of its Articles of Incorporation:

                                 NOT APPLICABLE

     3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

                 (a)  The number of redeemable shares of the corporation
                      reacquired by redemption or purchase is 57,517,
                      itemized as follows:
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
                Class                                        Series              No. of Shares

       Cumulative Preferred Stock ($50 par value)            4.50%                  1,519
       Cumulative Preferred Stock ($50 par value)            4.60%                    747
       Cumulative Preferred Stock ($50 par value)            4.60% (Series A)       2,000
       Cumulative Preferred Stock ($50 par value)            4.60% (Series B)       3,400
       Cumulative Preferred Stock ($50 par value)            5.125%                 1,000
       Cumulative Preferred Stock ($100 par value)           7.70%                  2,965
       Cumulative Preferred Stock ($100 par value)           8.12%                  4,233
       Cumulative Preferred Stock ($50 par value)            9.40%                  6,468
       Cumulative Preferred Stock ($50 par value)            8.72%                 31,985
       Cumulative Preferred Stock ($50 par value)            6.00%                  3,200

           (b) The aggregate number of issued shares of the corporation after giving effect to such cancellation is 41,325,126, itemized as follows:

                Class                                        Series              No. of Shares

       Cumulative Preferred Stock ($50 par value)            5%                   125,209
             "      "       "       "                        4.60%                     87
             "      "       "       "                        4.50%                 16,000
             "      "       "       "                        4.60% (Series A)      24,052
             "      "       "       "                        5.125%                71,000
             "      "       "       "                        4.60% (Series B)      71,400
             "      "       "       "                        6%                    80,000
             "      "       "       "                        9.40%                176,751
             "      "       "    ($100 par value)            8.12%                118,812
             "      "       "       "                        7.70%                 84,000
             "      "       "       "                        8.40%                197,668
             "      "       "     ($50 par value)            8.72%                 64,000

       Common Stock ($4.50 par value)------                                    40,296,147
                                                                               41,325,126

           (c) The amount of the stated capital of the corporation after giving effect to such cancellation is $252,805,611.50.



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           (d) The number of shares which the corporation has authority to issue after giving effect to such cancellation is 55,477,748, itemized as follows:

                  Class                                       Series              No. of Shares

       Cumulative Preferred Stock ($50 par value)            5%                   125,209
             "      "       "       "                        4.60%                     87
             "      "       "       "                        4.50%                 16,000
             "      "       "       "                        4.60% (Series A)      24,052
             "      "       "       "                        5.125%                71,000
             "      "       "       "                        4.60% (Series B)      71,400
             "      "       "       "                        6%                    80,000
             "      "       "       "                        9.40%                176,751
             "      "       "    ($100 par value)            8.12%                118,812
             "      "       "       "                        7.70%                 84,000
             "      "       "       "                        8.40%                197,668
             "      "       "     ($50 par value)            8.72%                 64,000


       Serial Preferred Stock  ($50 par value)  (1 vote)    ----                  463,249
       Serial Preferred Stock  ($100 par value) (1 vote)    ----                1,349,520
       Serial Preferred Stock  ($25 par value)  (1/4 vote)  ----                2,000,000
       Serial Preferred Stock  ($50 par value)  (1/2 vote)  ----                  636,000
       Common Stock  ($4.50 par value)                      ----               50,000,000
                                                                               55,477,748


                       __
     4.        (a)    |__|  Amendment(s) adopted by shareholder action.

                 At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

          Number of      Number of        Number of Votes   Number of Undisputed
 Voting   Outstanding    Votes Entitled   Represented at    Shares Voted
 Group    Shares         to be Cast       the meeting       For          Against
                     __
         (b)   |XX|   The Amendment(s) was duly adopted by the incorporators or
     board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code,
     as amended, and shareholder action was not required.

     5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of the acceptance for filing by the Secretary of State (See Section 33-1-230(b)):


                                      SOUTH CAROLINA ELECTRIC & GAS COMPANY



     Date:  February 21, 1997      By:__________________________________________
                                                       Secretary






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